Catailyst

Catalyst has combined automation and artificial intelligence to understand scientific, clinical and business announcements for the life science industry from press releases; sec filings; trial registrations to create actionable and searchable data points.



Invest

$100 minimum investment

DEADLINE: May 12, 2023

in 2 months

SHARE PRICE

$10

TOTAL RAISED

$0

VALUATION

$10,000,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

Pitch Updates Discussion

INTRODUCTION

Comprehensive and categorized actionable data generated via artificial intelligence and machine learning methods and curated by Life Science Experts.

Catailyst has combined automation and artificial intelligence to understand scientific, clinical and business announcements from various public information sources, such as press releases, SEC filings, trial registrations to create actionable and searchable data points. **Catailyst has recently launched a database and data analytics platform to provide access to such data.** The company has also developed several real-time alerts.

Integrated Platform with Reliable Data: Designed to Help Answer Critical Business Questions


DATA SOURCES
Press Release
Global Trials
SEC Filings
Regulatory Events
Corporate Presentations
Conference Abstracts
Publications
Data Integrations
Automation
Data Science
DATA ANALYTICS
Actionable Data
Timely Alert
Visualization
ACTIONABLE DATA
Clinical Trial Design
Regulatory Update
Pipeline
Clinical Trial Details
Deal Terms
Financing Data
Deal Contracts
Next Milestone
Business Update
New Drug Candidate
Sales Data
Approval Review
Market Trend

The company aims to provide this data to its customers from a cloud based platform with SAAS (software as a service) subscription business model. The company brings a comprehensive solution for Biotech and Pharma business development teams, clinical development team, investment bankers, investors, and life science consultants to track drug development, monitor competition, follow market trends and inform about recent developments of drug candidates and approved drugs.

PROBLEM

The Problem: Expensive and time consuming to find accurate data within life science industry

The life science industry is overwhelmed with data flow and executives, clinicians, researchers, investors, consultants, bankers are **missing critical information**. Companies may plan to spend money due to multiple subscriptions or a company individual may run many internet searches to assemble information. Moreover, there is not a single source for data and these databases are not integrated.

- Poor Integration: Multiple Subscriptions
- Labor Intensive: Manual Data Verification/Curation
- High Subscription Cost



Additionally, development of a new drug takes a long time and it requires significant investments mainly due to many regulatory requirements defined as safety and efficacy requirements for the sought drug candidates for a particular disease. In addition, drug discovery always has a low overall success rate due to late failure in establishing benefits for patients compared to risk of taking a brand new medicine. Thus, every decision during the drug discovery and development, such as a go no-go decision, decision related to project prioritization, new strategic initiative, investment, and/or acquisition, relies on accurate and up to date information. **Currently, access to such information is expensive via multiple database subscriptions.** Alternatively, companies spend a lot of time searching for such information via a series of google searches.

To this end, small and medium size businesses are most challenged.


Market Participants
University, Hospitals & Research Organizations
Angel Investors, Family Office Biotech, Consultants Pharma, VC Consultant
Family Office, Pharma, Biotech, PE, VC , Family Office, Hedge Fund, Investment Bankers Analysts, Consultant Investment Bankers Analysts
Pharma, Private Equity Generics
Drug Life Cycle
Invention
Drug R&D
Clinical Trials
Launch & Marketing
Discovery University Research
Target ID & Validation
Hit Generation
Lead Gen & Optimization
Pre Clinical Animal Studies
Phase 1: Safety
Phase 2: Efficacy Safety
Phase 3: Efficacy Safety
FDA Review & Approval
Patent Expiration
Link disease and target Biomarkers High-throughput screening Rational Design In silicon screening
Hits Confirmation Potency & cytotoxicity Prelim animal efficacy Initial SAR
Potency Studies Selectivity Studies PK/ADME-Tox properties SAR pharmacophore modeling
Pharmacological profile Administration route Drug interactions
Find the highest dose of the new treatment without serious side effects
Test the efficacy of a drug or device
Confirm effectiveness and compare with standard therapies
Authorization from Regulatory
Generic Competition

SOLUTION

The Solution: Catailyst, Disrupting The Drug Discovery And Development With Data Science: AI, ML, NLP & Predictive Analytics

Catailyst has developed many proprietary methods of artificial intelligence involving machine learning and natural language processing methods to read and analyze different forms of texts announced daily such as press releases, SEC filings and trial registrations. Catailyst was in stealth for the last three years and during this time the company has developed several methods of artificial intelligence. A patent related to such invention was filed to USPTO in 2020 and the company filed PCT applications in certain countries from EU, Canada and India. No patents have been granted.

Catailyst has added business process automation to its artificial intelligence and enabled methods of identifying, extracting and categorizing relevant data points without human intervention. By implementing such a process, the Company processes 500+ press releases, 100+ clinical trials related information, and hundreds of SEC filings everyday.

Catailyst Technology: Automation, Proprietary Data Science (ML & NLP); Complex Methods of Know-How


Automation
Artificial Intelligence
ML & NLP
Various DATA Sources
Actionable Data

In addition, by analyzing historical press releases, sec filings, and scientific abstracts the company has generated millions of data points. Certain methods involve extracting a relevant sentence from 200 page SEC filing documents such as 10Ks which presents a large amount of unstructured data. Our patent pending methods remove boring human repetitive work from the system.

It's Easy-To-Use And Ready To Export:

- Data At Your Fingertips within an intuitive platform with appropriate visualization
- Pipeline by Indication
- Conference abstracts and MOA
- Competitive Intelligence and Market Landscape by development stage
- Future timeline for developments
- Historic Data on abandoned projects and failed targets
- Deal Terms and access to hard-to-find deal information available in few clicks

Identification

Leverage Catailyst's ML method of identifying new drug candidate and MOAs before anyone else: Learn about preclinical data release and new trials announcements.

Categorization

Access structured information to map competitive landscape and understand broader picture: Clinical and regulatory events; Partnerships; Financings.

Alert

Customize to track what keeps you awake in the Night: Competitors activities; New IND filings and NDA timeline.

Data Extraction

Extract precise data from a large documents: Sales data; Deal terms.

Search

Perform on-demand search to find relevant information from data frames: Conference Abstracts; SEC filings and Press Releases.

BUSINESS MODEL

Catailyst is currently offering two products. SAAS monthly subscriptions to the database and daily/weekly customizable alerts in a B2B business model.


Currently Offering Two Products
Database Subscriptions
Realtime Alerts



INTEGRATED PLATFORM | **AUTOMATION** | **ACTIONABLE DATA** | **SEARCHABLE DATABASE** | **REAL TIME ALERTS**

Catailyst current and future customers are generally categorized in three major categories: the first set of customers from the Biotech and Pharma industry, a possible second set of customers are consultants and the third as investment bankers as they use information to help formulate company strategy or help the company with a transaction such as financing or acquisition.

Creating Value for Customers: Designed to Save Time and Money

Biotech and Pharma
- Business Development
- Clinical Team
- Competitive Intelligence

Consultants & Bankers
- Strategy Consultant
- Transaction Advisors
- Strategy Advisors

Analysts, VC, Hedge Fund
- Equity Research
- Life Science Investors




SUPPORT
KNOWLEDGE
EXPERT
CONSULTING
SERVICE



MARKET

Catailyst addressable markets intersect Life Science Analytics and Artificial Intelligence in Life Sciences. Both are rapidly growing markets.


Healthcare Analytics
$159B by 2030
Life Science
Analytics
$42B by 2025,
CAGR12%
AI (Artificial Intelligence)
in Life Science Analytics
$4B by 2030,
CAGR 29%

SUCCESS TO DATE

- 2019Q4 Partnership with Xelpmoc (Publicly Traded Indian company, listed at Bombay Stock Exchange)
- 2020Q2 AWS Activate award, $25,000 USD grant
- 2020Q2 First Advisor came on board
- 2020Q2 US provisional patent application - Morgan Lewis
- 2020Q3 Multiple Newswire partnerships: Globenewswire; Businesswire; Accesswire; PRNewswire
- 2020-2023 Employed 13 paid short-term employees, employed during Covid-days
- 2020-2023 Non-dilutive Mass Life Science Corporation Intern Challenge Program Funding
- 2021Q2 Major data science technology breakthrough
- 2021Q2 US patent conversion
- 2022Q1 Beta Product Launch
- 2022Q1 First Paid Customer in 2022
- 2022Q4 PCT - International patent applications


Company Founded
First Paid Customer
Non-dilutive Fundings
2019
2020
2021
2022
2023
Xelp Partnership
Newswire Partnerships
Beta Launch
Planned Commercial Launch

TEAM



Jit Basak
President, CEO

Jit Basak is the President and CEO of Catailyst Inc. Previously, he was a Transaction Lead of Corporate Development at Shire/Takeda; Inotek Pharmaceutical following Investment Banking Advisory roles. He was a FINRA-registered investment banker and has led transactional work with increasing responsibilities at Ferghana Partners and Capstone-Headwaters. Earlier in his career, Jit spent nine years as a medicinal chemist in multiple therapeutic areas at both midsize biotech and large pharmaceutical companies: Chemocentryx, Inc. and Pfizer, Inc. After completing his post-doctoral research at University of Chicago, he received his MBA from the University of Connecticut School of Business in finance and international business. Jit holds a PhD degree from University Illinois at Chicago in synthetic organic chemistry and master's degree in chemistry from Indian Institute of Technology Kanpur, India.



Sandipan Chattopadhyay
Chief Technology Officer

Sandipan Chattopadhyay, aged 49 years, is the Managing Director and Chief Executive Officer of Xelpmoc. He holds a degree of Bachelor of Statistics (Honors) from the Indian Statistical Institute, Calcutta. He also holds a Post Graduate Diploma in Computer Aided Management from the Indian Institute of Management, Kolkata. He is primarily responsible for the performance and supervision of technical, administrative and day-to-day operations of , including but not limited to developing strategic plans, promotion of revenue, profitability and growth of Xelpmoc. He has more than 24 years of experience in the field of technology. Prior to joining Xelpmoc, he has served as the Chief Technical Officer at Just Dial Limited. He has been a Director on Xelpmoc Board since incorporation.



Naushad Vali

Senior Technical Architect

Naushad is a highly skilled and experienced technology professional who embodies the traits of an enterprising and analytical mindset. With 18+ years of experience in the industry, he has built a comprehensive understanding of solution and system architecture, enabling them to deliver effective technology solutions. His implementation approach and deep functional knowledge make him a valuable asset in any technology project. Furthermore, his self-driven motivation and diligence ensure that he consistently produces high-quality results. He is poised to bring his unique blend of technical expertise and drive to any organization they work with. He has completed a Master's level program in Computer Applications. He also had work experience at some major Indian companies like Goibibo, Reliance BIG MAPS, and Justdial. Presently, Naushad is a Senior Tech Advisor at Xelpmoc. In almost all his previous experiences, he has started with companies at the time of inception and moved out once companies got success and went to almost an autopilot mode.

ADVISORS


Ameeta Soni
Maroon Venture Partners Fund
UMass Amherst
Steve Gullans
Cleveland Clinic
EXCEL
Yale University School of Medicine
Gerald Cox
SANOFI GENZYME
editas MEDICINE
Boston Children's Hospital
Thaminda Ramanayake
Wharton
BIOMARIN
AMGEN
SANOFI
Mark Benjamin
Q-STATE BIOSCIENCES
CYRUS BIOTECHNOLOGY
GALENEA
UNIVERSITY OF LONDON

USE OF PROCEEDS

If the offering's maximum amount of $1,235,000 is raised:

Use	Value	% of Proceeds
Salaries - Management	$200,000	16.2%
Advertising and Marketing	$250,000	20.2%
Patents	$40,000	3.2%
Legal and Professional Sevices	$30,000	2.4%
Research and Development	$108,000	8.7%
Technology	$228,485	18.5%
Website	$30,000	2.4%
Insurance	$8,000	0.6%
Salaries - Marketing	$100,000	8.1%
Salaries - Sales	$180,000	14.6%
Intermediary fees	$60,515	4.9%

TERMS

This is an offering of Class A Common Stock, under registration exemption 4(a)(6), in Catailyst Inc. . This offering must raise at least $10,000 by May 12, 2023 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Catailyst may issue additional securities to raise up to $1,235,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,123,500 shares
× $10 per share

$11,235,000 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on March 9, 2023
- Form C/A on March 9, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter

UPDATES

Mar 9, 2023 — Primary offering of 123,500 shares at $10

Mar 9, 2023 — Filed Form C/A

Mar 9, 2023 — Filed Form C

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